Burnham Investors Trust
Form N-SAR for the Six Months Ended December 31, 2011

Sub-Item Item 77Q1(d.ii.):  Terms of new or amended securities

As of December 19, 2011, Class I Shares of the Burnham Financial Industries Fund are closed to new and subsequent investments.